UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☒           Soliciting Material Under Rule 14a-12

RENTECH, INC.
(Name of Registrant as Specified in Its Charter)

ENGAGED CAPITAL MASTER FEEDER I, LP
ENGAGED CAPITAL MASTER FEEDER II, LP
ENGAGED CAPITAL I, LP
ENGAGED CAPITAL I OFFSHORE, LTD.
ENGAGED CAPITAL II, LP
ENGAGED CAPITAL, LLC
ENGAGED CAPITAL HOLDINGS, LLC
GLENN W. WELLING
LONE STAR VALUE INVESTORS, LP
LONE STAR VALUE INVESTORS GP, LLC
LONE STAR VALUE MANAGEMENT, LLC
JEFFREY E. EBERWEIN

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Engaged Capital, LLC and Lone Star Value Management, LLC, together with the other members of the Concerned Rentech Shareholders (“CRS”) and the participants named herein, intend to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of their slate of four highly-qualified director nominees at the 2014 annual meeting of stockholders of Rentech, Inc., a Colorado corporation (the “Company”). CRS has made a preliminary filing with the SEC of a solicitation statement and an accompanying request card to be used to solicit written requests that the Company call a special meeting of shareholders to amend the Company’s charter in order to require the Company to obtain the approval of shareholders prior to issuing dilutive equity or equity-linked securities greater than 5% of the outstanding shares of the Company, except in limited circumstances.

On March 27, 2014, CRS issued the following press release:

Concerned Rentech Shareholders (CRS) Release Detailed Presentation on Rentech and Dedicated Website

•	Presentation filed with SEC chronicles Rentech’s history of value destruction, bloated cost structure, and excessive executive compensation

•	Illustrates fundamental misalignment of Rentech board and management with shareholders

•	CRS presents detailed plan to preserve and unlock value for all shareholders

NEWPORT BEACH, CA, March 27, 2014 - Concerned Rentech Shareholders (“CRS”), a group led by Engaged Capital, LLC and Lone Star Value Management, LLC, together one of the largest stockholders of Rentech, Inc. (“RTK” or the “Company”) (NASDAQ:RTK), released today a detailed presentation to fellow shareholders entitled “Rentech: A Case Study in Agency Costs.”

The presentation, filed with the SEC, chronicles Rentech’s history of:

•	Misallocation and destruction of shareholder capital;
•	Disinterest and disregard for shareholders’ views, as evidenced by a strategy of actively avoiding communication with CRS on the composition of Rentech’s Board of Directors (the “Board”);
•	Outsized corporate overhead of close to 23% of sales or ~$400K/employee; and
•	Excessive executive compensation, including top quartile pay for bottom of the peer group performance.

CRS’ presentation offers shareholders a well-defined plan for Rentech – one that is fundamentally aligned with shareholders’ interests – and includes the following key actions:

•	Seek to elect CRS’ four highly qualified nominees to the Board to add needed fertilizer sector operational experience, financial expertise, and provide direct shareholder representation on the Board;
•	Reduce outsized corporate overhead costs;
•	Establish a disciplined capital allocation program that will evaluate the best risk-adjusted path to value creation for the wood assets, including a potential MLP; and
•	Explore all value-enhancing alternatives that could benefit shareholders, including a sale of assets and/or efficient tax planning.

“We invite shareholders to review our fact-based analysis and well-reasoned plan, and judge for themselves whether the Board and management of Rentech have acted as true stewards for shareholders – or self-interested agents,” said Glenn Welling, CIO of Engaged Capital and a CRS nominee. “It is time management stop subverting our plan for value creation by trying to raise significant capital before the annual meeting, rejecting overtures from competitors interested in strategic combinations, and attempting to persuade other shareholders to join the Company slate to further entrench themselves, all of which we have reason to believe they are doing.  The CRS nominees are highly qualified, truly vested in the success of RTK, and have a well-defined, robust plan to preserve and unlock value for all shareholders.”

Shareholders can view and download CRS’ presentation at a dedicated website Creating Value For Rentech Shareholders, www.engagedcapital.com/crs/home.html or through the SEC’s website at: http://www.sec.gov/Archives/edgar/data/868725/000141588914000962/ex1todfan14a09455004_032614.pdf.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Engaged Capital, LLC and Lone Star Value Management, LLC, together with the other members of the Concerned Rentech Shareholders and the participants named herein, intend to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of their slate of four highly-qualified director nominees at the 2014 annual meeting of stockholders of Rentech, Inc., a Colorado corporation (the “Company”). Concerned Rentech Shareholders has made a preliminary filing with the SEC of a solicitation statement and an accompanying request card to be used to solicit written requests that the Company call a special meeting of shareholders to amend the Company’s charter in order to require the Company to obtain the approval of shareholders prior to issuing dilutive equity or equity-linked securities greater than 5% of the outstanding shares of the Company, except in limited circumstances.

CONCERNED RENTECH SHAREHOLDERS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are Engaged Capital Master Feeder I, LP (“Engaged Capital Master I”), Engaged Capital Master Feeder II, LP (“Engaged Capital Master II”), Engaged Capital I, LP (“Engaged Capital I”), Engaged Capital I Offshore, Ltd. (“Engaged Capital Offshore”), Engaged Capital II, LP (“Engaged Capital II”), Engaged Capital, LLC (“Engaged Capital”), Engaged Capital Holdings, LLC (“Engaged Holdings”), Glenn W. Welling, Lone Star Value Investors, LP (“Lone Star Value Investors”), Lone Star Value Investors GP, LLC (“Lone Star Value GP”), Lone Star Value Management, LLC (“Lone Star Value Management”), and Jeffrey E. Eberwein.

As of the date of this filing, Engaged Capital Master I beneficially owned 4,670,111 shares of Common Stock. As of the date of this filing, Engaged Capital Master II beneficially owned 3,874,194 shares of Common Stock. Engaged Capital I, as a feeder fund of Engaged Capital Master I, may be deemed the beneficial owner of the 4,670,111 shares of Common Stock beneficially owned by Engaged Capital Master I. Engaged Capital Offshore, as a feeder fund of Engaged Capital Master I, may be deemed the beneficial owner of the 4,670,111 shares of Common Stock beneficially owned by Engaged Capital Master I. Engaged Capital II, as a feeder fund of Engaged Capital Master II, may be deemed the beneficial owner of the 3,874,194 shares of Common Stock beneficially owned by Engaged Capital Master II. Engaged Capital, as the investment adviser to each of Engaged Capital Master I and Engaged Capital Master II, may be deemed to beneficially own the 8,544,305 shares of Common Stock owned in the aggregated by Engaged Capital Master I and Engaged Capital Master II. Engaged Holdings, as the managing member of Engaged Capital, may be deemed to beneficially own the 8,544,305 shares of Common Stock owned in the aggregated by Engaged Capital Master I and Engaged Capital Master II. Mr. Welling, as the founder and chief investment officer of Engaged Capital and the sole member of Engaged Holdings, may be deemed to beneficially own the 8,544,305 shares of Common Stock owned in the aggregated by Engaged Capital Master I and Engaged Capital Master II. As of the date of this filing, Lone Star Value Investors beneficially owned 2,200,000 shares of Common Stock. Lone Star Value GP, as the general partner of Lone Star Value Investors, may be deemed the beneficial owner of the 2,200,000 shares of Common Stock beneficially owned by Lone Star Value Investors. Lone Star Value Management, as the investment manager of Lone Star Value Investors, may be deemed the beneficial owner of the 2,200,000 shares of Common Stock beneficially owned by Lone Star Value Investors. Mr. Eberwein, as the manager of Lone Star Value GP and sole member of Lone Star Value Management, may be deemed the beneficial owner of the aggregate of 2,200,000 shares of Common Stock beneficially owned by Lone Star Value Investors.

About Engaged Capital:

Engaged Capital, LLC, (“Engaged Capital”) was established in 2012 by a group of professionals with significant experience in activist investing in North America and was seeded by Grosvenor Capital Management, L.P., one of the oldest and largest global alternative investment managers. Engaged Capital is a limited liability company owned by its principals and formed to create long-term shareholder value by bringing an owner’s perspective to the managements and boards of under-valued public companies. Engaged Capital manages both a long-only and long/short North American equity fund. Engaged Capital’s efforts and resources are dedicated to a single investment style, “Constructive Activism” with a focus on delivering superior, long-term, risk-adjusted returns for investors. Engaged Capital is based in Newport Beach, California.

About Lone Star Value Management:

Lone Star Value Management, LLC (“Lone Star Value”) is an investment firm that invests in undervalued securities and engages with its portfolio companies in a constructive way to help maximize value for all shareholders. Lone Star Value was founded by Jeff Eberwein who was formerly a Portfolio Manager at Soros Fund Management and Viking Global Investors. Lone Star Value is based in Old Greenwich, CT.

Contact:

Investors:
Okapi Partners LLC
Bruce Goldfarb, Chuck Garske, or Lydia Mulyk
212-297-0720
Info@okapipartners.com

Media:
Bayfield Strategy, Inc.
Riyaz Lalani
416-907-9365
rlalani@bayfieldstrategy.com